UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 28, 2011

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Board Composition Changes

On April 28, 2011, Keith Kinkead Reiling resigned from the Amyris, Inc. (the “Company”) Board of Directors (the “Board”) and Geoffrey Duyk notified the Board that he would resign as a director effective May 2, 2011. The Board appointed co-founder and Chief Technical Officer, Neil Renninger, to serve as a director effective immediately following Dr. Reiling’s resignation. The Board appointed Dr. Renninger to the Class III board seat (the initial term of which will expire at the Company’s annual meeting of stockholders to be held in 2013) held by Dr. Reiling, and reduced the number of directors authorized to serve on the Board from 11 to 10 directors. Dr. Renninger is an executive officer and employee of the Company and receives compensation in this capacity and is party to the form of indemnification agreement that the Company has entered into with its other directors and that is filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K (File No. 001-34885) filed with the Securities and Exchange Commission on March 14, 2011. Dr. Renninger will not receive any additional compensation, and his compensation as an employee of the Company has not been modified, in connection with his appointment to the Board. Dr. Renninger was appointed to the Board based on the Board’s desire to continue to have a representative of the founders of the Company serve as a director, but he was not otherwise selected based on any arrangement or understanding between Dr. Renninger and any other person.

Compensation Matters

On April 28, 2011, the Leadership Development and Compensation Committee of the Board (the “Committee”) approved additional matters related to the Company’s 2011 cash bonus plan for executive officers. Under the previously-adopted bonus plan, executives become eligible for bonuses based on company performance and individual performance. At the April 28, 2011 meeting, the Committee approved specific and individual performance goals, including adjustments to the previously-disclosed weighting of the components of the company performance category, with such weighting now set at 20% for achievement of 2011 revenue targets, 30% for 2011 gross margin targets, and 50% for projected 2012 revenue growth as determined in 2012. In addition, the Committee approved an increase to the 2011 target cash bonus for Mario Portela from $100,000 to $200,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 2, 2011	By:	/s/ Jeryl Hilleman
Jeryl Hilleman
Chief Financial Officer